UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2022 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Ln, #100 Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 604-1246

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	BTMDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2022, biote Corp. (the “Company”) received written notice (the “Notice”) from the Staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff has determined that the Company has not complied with the requirements of IM-5101-2 because (i) the Company has not demonstrated that its Class A common stock complies with (a) the minimum 400 Round Lot Holder requirement in Listing Rule 5405(a)(3) (the “Round Lot Holder Requirement”) and (b) the minimum $20 million in Market Value of Unrestricted Publicly Held Shares requirement in Listing Rule 5405(b)(3)(B) (the “Market Value of Unrestricted Publicly Held Shares Requirement” and, together with the Round Lot Holder Requirement, the “Exchange Requirements”) and (ii) the Company’s warrants do not qualify for initial listing since the security underlying the warrant, the Company’s Class A common stock, does not qualify. The Notice indicated that the Company’s Class A common stock and warrants will be suspended from Nasdaq on June 6, 2022 and a Form 25-NSE will be filed with the Securities and Exchange Commission unless the Company requests a hearing before a Hearings Panel (the “Panel”) by June 2, 2022. The Company intends to timely request the aforementioned hearing with the Panel and appeal Nasdaq’s determination, which request will stay the suspension of the Company’s Class A common stock and warrants and the filing by Nasdaq of a Form 25-NSE pending the Panel’s decision.

The Company is working diligently to satisfy the Exchange Requirements. However, the Company currently has a small public float and there can be no assurance that the Company will be able to satisfy the Exchange Requirements prior to the hearing date or at all.

Item 7.01 Regulation FD Disclosure.

As previously announced, Haymaker Acquisition Corp. III, a Delaware corporation (“Haymaker”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Haymaker Sponsor III LLC, a Delaware limited liability company, BioTE Holdings, LLC, a Nevada limited liability company (“Biote”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

On May 26, 2022, Haymaker completed the Business Combination with Biote and changed its name to “biote Corp.” On May 26, 2022, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTE CORP.

By:	/s/ Teresa S. Weber
Name:	Teresa S. Weber
Title:	Chief Executive Officer

Date: May 26, 2022